Exhibit 99.1

Press Release	Source: RocketStream, Inc.

RocketStream Partners With iSAFE Imaging to Meet Growing Demand for Secure Data Transfer Acceleration by Oil and Gas Industry

Wednesday June 6, 8:00 am ET

Reseller Agreement Makes RocketStream's Fast File Transfer Capability Available to iSAFE Imaging's Customers Under the i-Stream Brand

SANTA BARBARA, CA--(MARKET WIRE)--Jun 6, 2007 -- RocketStream, Inc., a subsidiary of Voyant International Corporation (OTC BB:VOYT.OB - News), a developer of technologies and solutions to accelerate the delivery of digital payloads over high-bandwidth IP networks, announced today that it has signed a partnership agreement with iSAFE Imaging, an enterprise software provider of digital file conversion services that convert legacy information from digital and paper formats into usable data, principally for oil and gas, legal and small business applications. Under the partnership, iSAFE Imaging will resell RocketStream's data transfer acceleration suite to iSAFE Imaging's customer base in the oil and gas industry under the i-Stream brand name.

iSAFE Imaging plans to add RocketStream's data transfer acceleration capabilities to the arsenal of tools and services it provides to the oil and gas market, allowing iSAFE Imaging's customers to accelerate transfers of large quantities of data over IP networks at speeds up to 100 times faster than traditional File Transfer Protocol (FTP). The product also provides encryption and compression, all through a simple and intuitive user interface in an all-software product.

"i-Stream is a perfect fit to round out our portfolio of data management services to the oil and gas industry," said Joe Tischner, president of iSAFE Imaging. "Our customers produce extremely large quantities of data, and our primary business is the organization and conversion of those data. RocketStream's robust data transfer solution is a perfect complement to our product lines, and this partnership enables us to offer customers an effective solution for quickly, easily, and securely transferring all of this data."

"We are extremely pleased to partner with iSAFE Imaging to provide accelerated, reliable, and cost-effective data transfer tools and solutions," said Voyant's Chief Marketing Officer, Steffen Koehler. "The iSAFE sales team is well established in the oil and gas sector, so this business relationship immediately benefits iSAFE's customer base by providing an integrated data management solution. From RocketStream's perspective, iSAFE represents a strategic distribution partner who will open new doors for us and with whom we look forward to serving the oil and gas market."

About iSAFE Imaging

iSAFE is a professional organization dedicated to providing industry leading document management solutions. Through iSAFE Technology Solutions and iSAFE Imaging Solutions, iSAFE delivers a complete customized suite of products and services focused on managing the process of converting physically stored information into valuable digital libraries. iSAFE is headquartered in Houston, Tex., with offices strategically located in Denver, Colo. and Calgary, Alta., Canada. More information can be found at www.isafeimaging.com.

About RocketStream, Inc.

RocketStream develops cross-platform technologies and solutions to enhance collaboration, file transfer, and media delivery over any IP-enabled network including LAN, WAN, satellite, and mobile communication infrastructures. Founded in 2002, the company has developed scalable servers and cross-platform client implementations that support high-concurrency message routing and secure delivery of digital payloads over its proprietary protocol. RocketStream is a subsidiary of parent company Voyant International Corporation (OTC BB:VOYT.OB - News). More information can be found at www.rocketstream.com and www.voyant.net.

Safe Harbor

This news release contains forward-looking statements, including but not limited to, those that refer to the company's future development plans or operating results. Actual results could differ materially from those anticipated due to risk factors that include, but are not limited to, lack of timely development of products and services; lack of market acceptance of products, services and technologies; inadequate capital; adverse government regulations; competition; breach of contract; failure to secure mutual corporate cooperation; inability to earn revenue or profits; dependence on key individuals; potential conflicts of interest that are inherent in related party transactions; inability to obtain or protect intellectual property rights; lower sales and higher operating costs than expected; technological obsolescence of the company's products; limited operating history and risks inherent in the company's markets and business.

Contact:

     Voyant Investor Relations Contact:

     Sean Collins

     CCG Investor Relations

     310-477-9800, ext. 202

     Email Contact

     RocketStream Media Contact:

     Julie Parayno

     Dovetail Public Relations

     408-395-3600

     Email Contact